As filed with the Securities and Exchange Commission on April 23, 2026

Registration No. 333-292895

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Reliance Global Group, Inc.

(Exact name of registrant as specified in its charter)

Florida	6411	46-3390293
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

300 Blvd. of the Americas, Suite 105, Lakewood, NJ 08701

(732) 380-4600

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mr. Ezra Beyman

Chief Executive Officer

300 Blvd. of the Americas, Suite 105, Lakewood, NJ 08701

(732) 380-4600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Morris C. Zarif, Esq. Zarif Law Group P.C. 808 Springwood Avenue, Suite 110 Asbury Park, NJ 07712 (732) 755-0146

Approximate date of commencement of proposed sale to the public: Not Applicable.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-Accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to section 8(a) may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (this “Amendment No. 1”) to the Registration Statement on Form S-1 (File No. 333-292895) (the “Registration Statement”) of Reliance Global Group, Inc. (the “Company”) is being filed pursuant to the undertakings contained in Item 17 of the Registration Statement to update and supplement the information contained in the Registration Statement in accordance with Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”), following the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the Securities and Exchange Commission (the “SEC”) on March 10, 2026, as amended by Amendment No. 1 on Form 10-K/A filed with the SEC on March 26, 2026.

The Registration Statement covers (i) 7,219,259 shares of common stock, par value $0.086 per share (the “Common Stock”), of the Company issued in the January 2026 Offering (as defined below); (ii) 188,149 pre-funded warrants to purchase up to 188,149 shares of Common Stock (the “Pre-Funded Warrants”); (iii) 14,814,816 common stock purchase warrants to purchase up to 14,814,816 shares of Common Stock (the “Common Warrants”); (iv) 518,519 placement agent warrants to purchase up to 518,519 shares of Common Stock (the “Placement Agent Warrants”); and (v) up to 15,521,484 shares of Common Stock issuable upon the exercise of the Pre-Funded Warrants, the Common Warrants and the Placement Agent Warrants.

On January 29, 2026, the Company completed its previously announced public offering of 7,407,408 shares of Common Stock (or Pre-Funded Warrants in lieu thereof), together with Common Warrants to purchase up to 14,814,816 shares of Common Stock, at a combined public offering price of $0.27 per share (or $0.269 per Pre-Funded Warrant), generating gross proceeds of approximately $2.0 million before deducting placement agent fees and other offering expenses (the “January 2026 Offering”). The Registration Statement was declared effective by the SEC on January 28, 2026. All securities offered and sold in the January 2026 Offering were issued on January 29, 2026.

This Amendment No. 1 updates the Registration Statement to reflect, among other things, the information contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and certain subsequent material developments, including (i) the completion of the January 2026 Offering, (ii) the Company’s change of its ticker symbol on the Nasdaq Capital Market from “RELI” to “EZRA,” effective January 26, 2026, (iii) the launch of EZRA International Group and the Company’s Scale51 model, including the Company’s investment in Enquantum Ltd. pursuant to a Share Purchase Agreement dated February 5, 2026 (with an initial closing on February 23, 2026), (iv) Amendment No. 2 to the Company’s equity line of credit with White Lion Capital, LLC, (v) the Company’s entry into two settlement agreements in March 2026, (vi) the adoption of the Company’s Amended and Restated Bylaws, (vii) the filing of Articles of Restatement with the Florida Department of State and (viii) Amendment No. 3 to the prospectus supplement related to its at-the-market offering program pursuant to Rule 424(b)(5).

No additional securities are being registered pursuant to this Amendment No. 1. All applicable registration fees were paid at the time of the original filing of the Registration Statement.

This Amendment No. 1 converts the prospectus contained in the Registration Statement into a short-form prospectus that incorporates by reference the Company’s filings with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as permitted by General Instruction VII to Form S-1.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED APRIL 23, 2026

RELIANCE GLOBAL GROUP, INC.

7,219,259 Shares of Common Stock

188,149 Pre-Funded Warrants to Purchase up to 188,149 Shares of Common Stock

14,814,816 Common Stock Purchase Warrants to Purchase up to 14,814,816 Shares of Common Stock

518,519 Placement Agent Warrants to Purchase up to 518,519 Shares of Common Stock

Up to 15,521,484 Shares of Common Stock Issuable Upon Exercise of Common Warrants, Pre-Funded Warrants and Placement Agent Warrants

This prospectus forms a part of Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-292895) of Reliance Global Group, Inc. (“Reliance,” the “Company,” “we,” “us” or “our”) and updates the disclosure contained therein following the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

This prospectus relates to (i) 7,219,259 shares of Common Stock, (ii) 188,149 Pre-Funded Warrants and the 188,149 shares of Common Stock issuable upon exercise thereof, (iii) 14,814,816 Common Warrants and the 14,814,816 shares of Common Stock issuable upon exercise thereof, and (iv) 518,519 Placement Agent Warrants and the 518,519 shares of Common Stock issuable upon exercise thereof, in each case as issued by us in connection with the January 2026 Offering (as defined herein). The January 2026 Offering closed on January 29, 2026 and all securities offered and sold therein have been issued. This prospectus, as amended by this Amendment No. 1, continues to cover the ongoing exercise of the Common Warrants, the Pre-Funded Warrants and the Placement Agent Warrants and the issuance by the Company of the shares of Common Stock issuable upon exercise thereof.

On January 29, 2026, the Company completed its previously announced public offering of 7,407,408 shares of Common Stock (or Pre-Funded Warrants in lieu thereof), together with Common Warrants to purchase up to 14,814,816 shares of Common Stock, at a combined public offering price of $0.27 per share (or $0.269 per Pre-Funded Warrant). Each share of Common Stock (or Pre-Funded Warrant) was issued together with two Common Warrants, each exercisable for one share of Common Stock at an exercise price of $0.27 per share. The Common Warrants are exercisable for a period of two years from the initial exercise date. The Pre-Funded Warrants are exercisable at any time at an exercise price of $0.001 per share, subject to the applicable beneficial ownership limitations. The Placement Agent Warrants have an exercise price of $0.3375 per share and expire two years from the initial exercise date.

Our Common Stock is listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “EZRA” (having changed from “RELI” effective January 26, 2026). On April 23, 2026, the last reported sale price of our Common Stock was $0.1926 per share. There is no established public trading market for the Common Warrants, the Pre-Funded Warrants or the Placement Agent Warrants issued in the January 2026 Offering, and we do not expect any active trading market to develop for those securities.

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties referenced under the heading “Risk Factors” beginning on page 7 of this prospectus and in the documents that are incorporated by reference into this prospectus before purchasing any of the securities offered by this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April [__], 2026.

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ABOUT THIS PROSPECTUS

Unless the context otherwise requires, references in this prospectus to “Reliance,” “the Company,” “we,” “us” and “our” refer to Reliance Global Group, Inc. and our subsidiaries. Solely for convenience, trademarks and tradenames referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights, or that the applicable owner will not assert its rights, to these trademarks and tradenames.

This prospectus forms a part of Post-Effective Amendment No. 1 to the Company’s Registration Statement on Form S-1 (File No. 333-292895) and updates the disclosure contained in the Registration Statement following the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025. This prospectus relates to the securities issued in, and issuable pursuant to the terms of the warrants issued in, the January 2026 Offering.

You should rely only on the information contained in this prospectus, any supplement to this prospectus or in any free writing prospectus filed with the SEC, and the documents that we have incorporated by reference into this prospectus. We have not, and the placement agent has not, authorized anyone to provide you with additional information or information different from that contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by us or on our behalf and filed with the SEC. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any post-effective amendment and any applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, regardless of the time of delivery of this prospectus or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date.

We may file a prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part that may contain material information relating to the securities registered hereby. The prospectus supplement or post-effective amendment, as the case may be, may add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or post-effective amendment, you should rely on the prospectus supplement or post-effective amendment, as applicable. Before purchasing any of our securities, you should carefully read this prospectus and any prospectus supplement and/or post-effective amendment, as applicable, together with the additional information described under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

For investors outside of the United States: We have not, and the placement agent has not, done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus, any prospectus supplement, post-effective amendment or any free writing prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of such prospectus outside the United States.

The Company’s brand and product names contained in this prospectus are trademarks, registered trademarks, or service marks of Reliance Global Group, Inc. or its subsidiaries. All other trademarks, trade names and service marks appearing in this prospectus or the documents incorporated by reference herein are the property of their respective owners.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This registration statement, of which this prospectus forms a part, and the documents incorporated by reference herein, contain forward-looking statements. All statements other than statements of historical fact contained herein, including statements regarding our business plans or strategies, projected or anticipated benefits or other consequences of our plans or strategies, are forward-looking statements. Words such as “anticipates,” “assumes,” “believes,” “can,” “could,” “estimates,” “expects,” “forecasts,” “guides,” “intends,” “is confident that,” “may,” “plans,” “seeks,” “projects,” “targets,” and “would,” and their opposites and similar expressions, as well as statements in future tense, are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and may not be accurate indications of when such performance or results will actually be achieved. Forward-looking statements are based on information we have when those statements are made or our management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

●	our need to raise additional capital, which may not be available on acceptable terms or at all;

●	our ability to maintain the listing of our common stock and warrants on the Nasdaq Capital Market;

●	volatility in the price of our securities due to changes in the capital markets, our industry, or our capital structure;

●	our ability to execute on our acquisition strategy and integrate acquired businesses successfully;

●	our ability to retain key personnel and effectively manage growth;

●	the risk that we and our agency partners are unable to generate expected revenues or margins;

●	risks associated with the insurance brokerage industry, including carrier concentration, regulation, competition, and cyclicality;

●	the impact of economic conditions, inflation, and interest rate trends on our operations and customer demand;

●	potential disruptions due to cybersecurity incidents or system failures;

●	risks associated with legal proceedings and compliance obligations;

●	risks associated with our direct or indirect exposure to digital assets, including cryptocurrencies, such as extreme price volatility, potential illiquidity, evolving and uncertain regulatory treatment, custody and security risks, and the potential for impairment charges on such assets; and

●	other risks and uncertainties described in this prospectus and in the documents incorporated by reference herein, including those under the section entitled “Risk Factors.”

Should one or more of these risks or uncertainties materialize or should any of the assumptions made by the management of the Company prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

Except to the extent required by applicable law or regulation, the Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus or information incorporated by reference into this prospectus from our filings with the SEC listed in the section of this prospectus entitled “Incorporation of Certain Information by Reference.” Because it is only a summary, it does not contain all of the information that you should consider before purchasing our securities, and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in, or incorporated by reference into, this prospectus. You should read the entire prospectus, the registration statement of which this prospectus is a part, and the information incorporated by reference herein in their entirety, including the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as amended, and our financial statements and the related notes incorporated by reference into this prospectus, before purchasing our securities.

Business Overview

Reliance Global Group, Inc. (“Reliance,” “we,” “us” or the “Company”) was incorporated in Florida on August 2, 2013 under the name Ethos Media Network, Inc. In September 2018, Reliance Global Holdings, LLC, a related party, acquired a controlling interest in the Company. On October 18, 2018, the Company changed its name to Reliance Global Group, Inc. Effective January 26, 2026, the Company changed its ticker symbol on the Nasdaq Capital Market from “RELI” to “EZRA.”

We operate as a holding company that acquires, owns, and actively manages insurance and technology-focused businesses. Historically, our primary focus has been the acquisition and operation of wholesale and retail insurance agencies, together with the development of proprietary InsurTech platforms designed to enhance distribution efficiency, scalability, and operational integration.

Our strategy has historically been to acquire businesses in fragmented markets, centralize operational infrastructure, leverage proprietary technology, and generate recurring cash flows while pursuing long-term value creation. We continue to expand our strategy as outlined in recent developments with our Scale51 model and to evaluate opportunities consistent with this holding company model.

As of December 31, 2025, we owned and operated six insurance-related businesses and various proprietary technology platforms. During 2025, we also completed certain portfolio realignment transactions and capital structure initiatives described below and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

For a more detailed description of our business, including our insurance operations, our RELI Exchange and 5MinuteInsure.com InsurTech platforms, our Scale51 strategy, and our digital asset treasury strategy, please refer to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as amended by the Form 10-K/A filed with the SEC on March 26, 2026, and our other filings with the SEC that are incorporated by reference into this prospectus. See “Incorporation of Certain Information by Reference.”

Recent Developments

Strategic Expansion Through EZRA International and Scale51

In January 2026, the Company launched EZRA International Group as a strategic platform intended to support the Company’s expansion through majority investments in technology-focused businesses. As part of this initiative, the Company introduced the “Scale51” model, under which the Company seeks to acquire controlling ownership positions, generally targeting approximately 51%, in selected technology-driven companies and to support their development through governance participation, operational support, and access to capital markets. The Company intends to continue operating and optimizing its insurance brokerage and InsurTech platforms as its core operating businesses while selectively pursuing majority ownership interests in technology businesses in sectors such as artificial intelligence and data analytics, cybersecurity, fintech and insurtech, and medtech and digital health.

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Enquantum Investment

On January 15, 2026, the Company entered into a secured convertible promissory note with Enquantum Ltd. (“Enquantum”), a cybersecurity company developing post-quantum encryption and next-generation data protection technologies, pursuant to which the Company advanced Enquantum $166,000. On February 5, 2026, the Company entered into a Share Purchase Agreement with Enquantum pursuant to which the Company agreed to acquire, over time and subject to the satisfaction of specified milestone criteria and other conditions, an aggregate equity interest equal to 51% of Enquantum on a fully diluted basis. The aggregate purchase price to acquire the 51% ownership interest is $2,125,000, payable in tranches tied to specified monthly operational and commercialization milestones over an anticipated 10-month period.

On February 23, 2026, the Company completed the initial closing under the Share Purchase Agreement and converted the previously issued $166,000 secured convertible note as part of the first tranche investment. In connection with the initial closing, the Company acquired approximately 8% of Enquantum’s issued and outstanding share capital on a fully diluted basis, consisting of (i) the conversion of the secured convertible note into Enquantum ordinary shares representing approximately 4% of Enquantum on a fully diluted basis and (ii) the purchase for cash of additional Enquantum ordinary shares representing approximately 4% ownership on a fully diluted basis. Subject to the satisfaction of applicable milestone criteria and other conditions, Enquantum may issue additional ordinary shares to the Company in connection with monthly tranche investments that are generally intended to increase the Company’s ownership interest by approximately 4% per month until the Company reaches approximately 48% ownership on a fully diluted basis. Pursuant to the satisfaction of certain milestones during March and April of 2026, the Company purchased for cash additional Enquantum ordinary shares representing approximately 8% ownership on a fully diluted basis, bringing the Company’s total ownership ratio to 16% on a fully diluted basis as of the date of this filing. The Share Purchase Agreement also provides for a final “control top-up” transaction intended to increase the Company’s ownership from approximately 48% to 51% of Enquantum on a fully diluted basis. As consideration for the control top-up, the Company has agreed to issue to Enquantum shares of the Company’s common stock with an aggregate value of $125,000, determined based on the last reported sale price of the Company’s common stock on The Nasdaq Stock Market LLC on the trading day immediately preceding the applicable control top-up closing. The Company views this investment as an initial example of the Scale51 model.

Scentech Term Sheet

On January 7, 2026, the Company entered into a non-binding term sheet to acquire a majority equity interest in Scent Medical Technologies Ltd. (“Scentech”), an Israeli diagnostics company developing artificial intelligence-based technologies designed to identify disease-associated molecular signatures in human breath. The proposed transaction, which is expected to be an investment of EZRA International Group, is structured to provide for majority ownership subject to the achievement of defined clinical, regulatory, and operational milestones over time. Scentech’s product candidates remain investigational, have not been clinically validated for any intended use, and have not received regulatory clearance or approval for commercial sale in any jurisdiction. Completion of the proposed transaction is subject to the execution of definitive agreements, the satisfaction of customary closing conditions, and successful completion of due diligence, and there can be no assurance that the transaction will be completed on the terms contemplated, or at all.

January 2026 Offering

On January 29, 2026, the Company completed its previously announced public offering of 7,407,408 shares of Common Stock (or Pre-Funded Warrants in lieu thereof), together with Common Warrants to purchase up to 14,814,816 shares of Common Stock, at a combined public offering price of $0.27 per share (or $0.269 per Pre-Funded Warrant), generating gross proceeds of approximately $2.0 million before deducting placement agent fees and other offering expenses. In the January 2026 Offering, the Company sold 7,219,259 shares of Common Stock, 188,149 Pre-Funded Warrants and 14,814,816 Common Warrants, and issued 518,519 Placement Agent Warrants to H.C. Wainwright & Co., LLC, which acted as the sole placement agent for the offering on a “reasonable best efforts” basis.

Nasdaq Ticker Symbol Change

On January 22, 2026, the Company announced that its ticker symbol on the Nasdaq Capital Market would change from “RELI” to “EZRA,” effective at the open of trading on Monday, January 26, 2026. The Company’s common stock remains listed on the Nasdaq Capital Market and the Company’s CUSIP number remained unchanged in connection with the ticker symbol change.

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Portfolio Realignment and Capital Structure

During 2025, the Company completed the sale of certain insurance brokerage assets, including the Fortman Insurance Services business and the Employee Benefits Solutions and US Benefits Alliance businesses. Proceeds from these transactions were used in part to reduce outstanding indebtedness. In July 2025, the Company repaid approximately $5.0 million of long-term debt owed to Oak Street Funding LLC and subsequently reduced the remaining balance through additional asset sale proceeds.

In August 2025, the Company entered into a common stock purchase agreement with White Lion Capital, LLC providing access to up to $10.0 million of capital through an equity line of credit facility, subject to customary limitations and conditions. On March 12, 2026, the Company entered into Amendment No. 2 to the Common Stock Purchase Agreement with White Lion Capital, LLC, which, among other things, increased the aggregate commitment amount from $10.0 million to $50.0 million and extended the commitment period through December 31, 2028.

On February 6, 2026, the Company filed Amendment No. 3 to the prospectus supplement related to its at-the-market offering program pursuant to Rule 424(b)(5), increasing the aggregate amount of common stock available for issuance to approximately $1.76 million under its existing Form S-3 registration statement, in accordance with the limitations of General Instruction I.B.6 of Form S-3.

Termination of Spetner Transaction

In July 2025, the previously announced agreement to acquire Spetner Associates, Inc. was terminated. The Company expensed previously issued non-refundable equity prepayments associated with the contemplated acquisition and has no ongoing obligations under that agreement.

Digital Asset Treasury

In September 2025, the Company adopted a digital asset treasury strategy pursuant to which it may allocate a portion of its treasury assets to cryptocurrencies and related blockchain initiatives. The Company formed a Crypto Advisory Board to oversee this strategy and engaged an external advisor to provide strategic guidance. During 2025, the Company acquired digital assets as part of this initiative. The Company views its digital asset treasury strategy as a capital allocation tool complementary to its broader holding company model. The strategy does not alter the Company’s core operating focus on insurance and technology businesses.

Settlement Agreements

On each of March 11, 2026 and March 13, 2026, the Company entered into a Full and Final Release and Settlement Agreement relating to prior stock purchase transactions and claims asserted in respect of alleged guarantees previously provided by Reliance Global Holdings, LLC (“RGH”), an entity owned by the Company’s Chief Executive Officer, Ezra S. Beyman, and his spouse, Debbie Beyman. Pursuant to those agreements, the Company agreed to pay settlement amounts of $40,350 and $90,560, respectively (aggregate: $130,910), in full and final settlement of the matters covered thereby. The Company’s independent directors unanimously approved the Company’s entry into the settlement agreements and the payment of the settlement amounts.

Corporate Governance

On March 11, 2026, the Company adopted Amended and Restated Bylaws, which, among other things, revised the provision relating to the timing of the annual meeting of stockholders so that the date, time and place of the annual meeting may be determined by the Company’s Board of Directors. On March 17, 2026, the Company filed Articles of Restatement with the Florida Department of State, restating the Company’s Articles of Incorporation in their entirety.

Corporate Information

Our principal executive offices are located at 300 Blvd. of the Americas, Suite 105, Lakewood, NJ 08701, and our telephone number is (732) 380-4600. Our website is www.relianceglobalgroup.com. Information contained on our website is not a part of, and is not incorporated by reference into, this prospectus.

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THE OFFERING

The following summary describes the securities issued in, and issuable pursuant to, the January 2026 Offering and reflects the updates made by this Amendment No. 1. The January 2026 Offering closed on January 29, 2026. Accordingly, the information below is presented to summarize the securities covered by this prospectus and is not presented as a pending offering summary.

Securities Covered by this Prospectus	Up to 7,219,259 Units, each consisting of (i) one share of Common Stock and (ii) two Common Warrants. The shares of Common Stock and Common Warrants are immediately separable and were issued separately in the January 2026 Offering, but were required to be purchased together. Each Common Warrant has an exercise price of $0.27 per share of Common Stock and is exercisable for a period of two years from the initial exercise date. For purchasers whose purchases would otherwise have resulted in beneficial ownership in excess of 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding Common Stock immediately following consummation of the January 2026 Offering, the Company offered Pre-Funded Units, each consisting of (i) one Pre-Funded Warrant and (ii) two Common Warrants. Each Pre-Funded Warrant is exercisable for one share of Common Stock at an exercise price of $0.001 per share, subject to the applicable beneficial ownership limitation, and may be exercised at any time until exercised in full. In addition, the registration statement of which this prospectus forms a part covers the shares of Common Stock issuable upon exercise of the Common Warrants, Pre-Funded Warrants and Placement Agent Warrants.

Shares of Common Stock Outstanding Immediately Prior to the January 2026 Offering	10,733,753

Shares of Common Stock Outstanding After the January 2026 Offering	17,953,012 shares of Common Stock (excluding shares issuable upon exercise of the Pre-Funded Warrants, Common Warrants and Placement Agent Warrants).

January 2026 Offering Price	$0.27 per Unit; $0.269 per Pre-Funded Unit. The public offering price per Pre-Funded Warrant equaled the public offering price per share of Common Stock minus $0.001.

Use of Proceeds	We received gross proceeds of approximately $2.0 million from the January 2026 Offering, before deducting placement agent fees and other offering expenses. We intend to use the net proceeds for general corporate purposes, which may include capital expenditures, working capital and general and administrative expenses, and potential acquisitions of, or investments in, businesses, products and technologies, including funding our acquisition and investment strategies and our Digital Asset Treasury strategy. We expect to use any proceeds we receive from the exercise of the Pre-Funded Warrants, Common Warrants and Placement Agent Warrants for substantially the same purposes. See “Use of Proceeds.”

Risk Factors	See “Risk Factors” beginning on page 7 of this prospectus and in the documents incorporated by reference herein for a discussion of the risk factors you should consider carefully when making an investment decision.

Trading Symbol	Our Common Stock is listed on the Nasdaq Capital Market under the symbol “EZRA” (having changed from “RELI” effective January 26, 2026). There is no established public trading market for the Common Warrants, Pre-Funded Warrants or Placement Agent Warrants issued in the January 2026 Offering, and we do not intend to list the Common Warrants, Pre-Funded Warrants or Placement Agent Warrants on any national securities exchange or trading system.

Best Efforts Offering	The January 2026 Offering was made on a “reasonable best efforts” basis through H.C. Wainwright & Co., LLC, which acted as our sole placement agent. See “Plan of Distribution.”

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the following risk factors as well as the risks and uncertainties described under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as amended, and in subsequent reports that are incorporated by reference into this prospectus, together with the other information contained in or incorporated by reference into this prospectus. The risks described herein and in the documents incorporated by reference are not the only risks we face. Additional risks and uncertainties not currently known to us, or that we currently deem immaterial, may also impair our business, financial condition, results of operations and prospects. If any of these risks actually occur, our business, financial condition, results of operations and prospects could be materially and adversely affected, the market price of our securities could decline and you could lose some or all of your investment.

Risks Related to This Offering

The market price of our Common Stock may be adversely affected by the securities issued in the January 2026 Offering and the shares issuable upon exercise of the outstanding warrants.

The January 2026 Offering resulted in the issuance of a substantial number of shares of Common Stock, Pre-Funded Warrants, Common Warrants and Placement Agent Warrants. The actual or potential exercise of those warrants, together with future sales of Common Stock in the public market, sales under our at-the-market program, issuances under our equity line of credit or other equity financings, could increase dilution and place downward pressure on the market price of our Common Stock.

Future sales of our Common Stock may depress our share price.

As of March 10, 2026, we had 21,253,013 shares of Common Stock outstanding. Sales of a substantial number of shares of Common Stock in the public market or issuances of additional shares pursuant to the exercise of our outstanding warrants, the conversion or exercise of other outstanding derivative securities, sales under our at-the-market program or equity line of credit, or the expectation of such sales or exercises, could cause the market price of our Common Stock to decline. We may also sell additional shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock in subsequent public or private offerings or other transactions, which may adversely affect the market price of our Common Stock.

In March 2026, we amended the White Lion equity line of credit to increase the aggregate commitment amount from $10.0 million to $50.0 million and extend the commitment period through December 31, 2028. Any substantial issuances under the expanded facility, or the perception that we may make such issuances, could increase dilution and place additional downward pressure on the market price of our Common Stock.

Our stockholders may experience substantial dilution in the value of their investment if we issue additional shares of our capital stock.

Our Articles of Incorporation, as amended, allow us to issue a substantial number of additional shares of Common Stock and preferred stock. To raise additional capital, we may in the future sell additional shares of our Common Stock or other securities convertible into or exchangeable for our Common Stock at prices that are lower than the prices paid by existing stockholders, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders, which could result in substantial dilution to the interests of existing stockholders.

Our management will have broad discretion over the use of the net proceeds from the January 2026 Offering and may not use them effectively.

Other than amounts required to be paid to certain lenders, our management has broad discretion as to the use of the net proceeds from the January 2026 Offering and could use them for purposes other than those contemplated at the time of commencement of the January 2026 Offering. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that, pending their use, we may invest the net proceeds in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flows.

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Holders of the Pre-Funded Warrants, Common Warrants and Placement Agent Warrants will have no rights as a holder of Common Stock until they exercise their warrants.

Until holders of the Pre-Funded Warrants, Common Warrants or Placement Agent Warrants (collectively, the “Warrants”) acquire shares of our Common Stock upon exercise of the applicable Warrant, such holders will have no rights with respect to the shares of Common Stock underlying such Warrants, including voting rights and rights to receive dividends or other distributions, if any. Upon exercise of the Warrants, the holders will be entitled to exercise the rights of a holder of Common Stock only as to matters for which the record date occurs after the exercise date.

There is no established public trading market for the Pre-Funded Warrants, Common Warrants or Placement Agent Warrants.

There is no established public trading market for the Pre-Funded Warrants, Common Warrants or Placement Agent Warrants, and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Pre-Funded Warrants, Common Warrants or Placement Agent Warrants on any national securities exchange or other trading market. Without an active market, the liquidity of the Pre-Funded Warrants, Common Warrants and Placement Agent Warrants will be limited.

Our failure to meet the continued listing requirements of The Nasdaq Capital Market could result in a delisting of our Common Stock or warrants.

Our shares of Common Stock are listed on Nasdaq under the symbol “EZRA.” If we fail to satisfy the continued listing requirements of The Nasdaq Capital Market, such as the corporate governance requirements, minimum bid price requirement or the minimum stockholders’ equity requirement, Nasdaq may take steps to delist our Common Stock or our warrants. Any delisting would likely have a negative effect on the price of our Common Stock or our warrants and would impair stockholders’ ability to sell or purchase their Common Stock or warrants when they wish to do so. If Nasdaq delists our Common Stock from trading on its exchange, we could face significant material adverse consequences, including a limited availability of market quotations for our securities, a determination that our Common Stock is a “penny stock,” a limited amount of news and analyst coverage for our Company, and a decreased ability to issue additional securities or obtain additional financing in the future.

Risks Related to Our Business

For a discussion of risks related to our business, financial condition, operations, industry, regulatory environment, digital asset treasury strategy, mergers and acquisitions activity, and other matters affecting an investment in our securities, you should review the risk factors set forth under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as amended, as well as any risk factors contained in Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that are incorporated by reference into this prospectus. See “Incorporation of Certain Information by Reference.”

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USE OF PROCEEDS

We received gross proceeds of approximately $2.0 million from the January 2026 Offering. After deducting the placement agent’s fees and our offering expenses, the net proceeds from the January 2026 Offering were approximately $1.7 million.

We intend to use the net proceeds from the January 2026 Offering for general corporate purposes, which may include capital expenditures, working capital and general and administrative expenses, and potential acquisitions of, or investments in, businesses, products and technologies. From time to time, we evaluate strategic transactions and other opportunities and may enter into non-binding letters of intent, term sheets or similar arrangements in connection with such opportunities; however, any such arrangements are subject to further negotiation, satisfactory due diligence and definitive documentation, and there can be no assurance that any transaction will be consummated or as to its terms or timing. We have not entered into any definitive agreements that would require us to consummate any acquisition or investment using the net proceeds as of the date of this prospectus. We expect to use any proceeds we receive from the exercise of the Pre-Funded Warrants, Common Warrants and Placement Agent Warrants for substantially the same purposes and in substantially the same manner. Pending these uses, we intend to invest the funds in short-term, investment grade, interest-bearing securities. It is possible that, pending their use, we may invest the net proceeds in a way that does not yield a favorable, or any, return for us.

Our management has broad discretion as to the allocation of the net proceeds from the January 2026 Offering and could use them for purposes other than those contemplated at the time of commencement of the January 2026 Offering.

DIVIDEND POLICY

We do not currently intend to pay any cash dividends on our Common Stock in the foreseeable future. We expect to retain all available funds and future earnings, if any, to fund the development and growth of our business. Any future determination to pay dividends, if any, on our Common Stock will be at the discretion of our Board of Directors and will depend on, among other factors, the terms of any outstanding preferred stock, our results of operations, financial condition, capital requirements and contractual restrictions.

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PLAN OF DISTRIBUTION

This prospectus, as amended by this Amendment No. 1, relates to the issuance by the Company of up to 15,521,484 shares of Common Stock issuable from time to time upon the exercise of the Common Warrants, the Pre-Funded Warrants and the Placement Agent Warrants (collectively, the “Warrants”) issued in our January 2026 financing. We will receive the exercise price upon any cash exercise of the Warrants, other than the nominal exercise price of the Pre-Funded Warrants, and will not receive any proceeds upon any cashless exercise of the Warrants to the extent such exercise is permitted by the terms of the applicable Warrant.

Our January 2026 financing closed on January 29, 2026. All shares of Common Stock, Pre-Funded Warrants, Common Warrants and Placement Agent Warrants offered under the original prospectus have been issued, and the distribution of those securities has been completed. The placement agent for our January 2026 financing acted on a “reasonable best efforts” basis, and its engagement as placement agent with respect to our January 2026 financing is complete. No placement agent, underwriter, broker-dealer or other financial intermediary is participating in any distribution of the shares of Common Stock being registered hereby for issuance by the Company upon exercise of the Warrants.

The shares of Common Stock covered by this prospectus will be issued directly by the Company to the holders of the Warrants from time to time upon exercise of such Warrants in accordance with the terms of the applicable Warrant. Upon receipt of a duly executed notice of exercise and, if applicable, payment of the aggregate exercise price (or, where the applicable Warrant so permits, upon a cashless exercise), we will issue the shares of Common Stock issuable upon such exercise directly to the exercising holder. Each of the Pre-Funded Warrants, the Common Warrants and the Placement Agent Warrants may be exercised in whole or in part at any time during the exercise period applicable to such Warrant, subject to the terms and conditions of, and the beneficial ownership limitations contained in, such Warrant.

No underwriter, placement agent, broker-dealer or other financial intermediary is being engaged by the Company in connection with the issuance of the shares of Common Stock upon exercise of the Warrants, and the Company will not pay any underwriting discounts, placement agent fees, selling commissions or similar compensation in connection with such issuance.

The holders of the Warrants are not obligated to exercise their Warrants, and there can be no assurance that any holder will elect to exercise any or all of the Warrants. The shares of Common Stock issuable upon exercise of the Warrants, once issued, will be freely tradable in the hands of persons who are not affiliates of the Company, subject to applicable securities laws.

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “EZRA” (having changed from “RELI” effective January 26, 2026). On April 22, 2026, Nasdaq official closing price of the common stock was $0.1906 per share. There is no established public trading market for the Common Warrants, the Pre-Funded Warrants or the Placement Agent Warrants, and we do not intend to list any of them on any national securities exchange or other trading market.

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DESCRIPTION OF CAPITAL STOCK

The following description summarizes the material terms and provisions of our capital stock and the Common Warrants, Pre-Funded Warrants and Placement Agent Warrants issued in the January 2026 Offering, but is not intended to be complete. For the full terms of our capital stock, you should refer to our Articles of Incorporation, as restated by the Articles of Restatement filed with the Florida Department of State on March 17, 2026 (the “Articles of Incorporation”), and our Amended and Restated Bylaws, dated as of March 11, 2026 (the “Bylaws”), copies of which have been filed with the SEC. The Florida Business Corporation Act (the “FBCA”) may also affect the terms of our securities. The descriptions of the Common Warrants, Pre-Funded Warrants and Placement Agent Warrants are qualified in their entirety by reference to the form of Common Warrant, form of Pre-Funded Warrant and form of Placement Agent Warrant, copies of which have been filed as exhibits to the registration statement of which this prospectus forms a part.

Authorized Capital Stock

As of the date hereof, our authorized capital stock consists of 2,750,000,000 shares, with a par value of $0.086 per share, consisting of 2,000,000,000 shares of common stock, par value $0.086 per share (the “Common Stock”), and 750,000,000 shares of preferred stock, par value $0.086 per share (the “Preferred Stock”), which may, at the sole discretion of our Board of Directors, be issued in one or more series. Our Board of Directors has designated 50,000,000 shares of Preferred Stock as Series A Convertible Preferred Stock and 9,077 shares of Preferred Stock as Series B Convertible Preferred Stock. As of March 10, 2026, 21,253,013 shares of Common Stock were issued and outstanding, and no shares of Series A Convertible Preferred Stock or Series B Convertible Preferred Stock were issued or outstanding. The authorized and unissued shares of Common Stock and Preferred Stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange on which our securities may be listed. Unless stockholder approval is so required, our Board of Directors will not seek stockholder approval for the issuance and sale of either our Common Stock or Preferred Stock.

Common Stock

Voting Rights. Except as otherwise provided by the FBCA, holders of the issued and outstanding shares of Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders. Holders of Common Stock do not have cumulative voting rights.

Dividends. Subject to the rights of holders of any Preferred Stock having preference as to dividends and except as otherwise provided by the Articles of Incorporation or the FBCA, the holders of Common Stock are entitled to receive dividends when, as and if declared by our Board of Directors out of assets legally available therefor. We have not declared or paid any regular cash dividends on our Common Stock. On September 26, 2025, our Board of Directors declared a one-time cash dividend of $0.03 per share of Common Stock, payable to stockholders of record as of October 30, 2025, which was paid on December 2, 2025. That one-time dividend does not indicate that we will pay dividends in the future, and we do not currently intend to pay any cash dividends on our Common Stock in the foreseeable future.

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Liquidation Rights. In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, subject to the prior rights of holders of Preferred Stock, the holders of Common Stock and any shares of Preferred Stock that are not entitled to any preference in liquidation will share equally and ratably in the Company’s assets available for distribution. A merger, conversion, exchange or consolidation of the Company with or into any other person, or any sale or transfer of all or any part of the assets of the Company (which does not in fact result in the liquidation of the Company and the distribution of assets to stockholders), will not be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the Company.

No Conversion, Redemption, or Preemptive Rights. Holders of Common Stock do not have any conversion, redemption or preemptive rights.

Consideration for Shares; Non-Assessability. The Common Stock authorized by the Articles of Incorporation will be issued for such consideration as the Board of Directors may fix from time to time. All of our outstanding shares of Common Stock are fully paid and non-assessable. The shares of Common Stock issuable upon exercise of the Common Warrants, the Pre-Funded Warrants and the Placement Agent Warrants will be fully paid and non-assessable upon issuance against payment of the applicable exercise price.

Preferred Stock

Our Board of Directors may, without further action by our stockholders, fix the rights, preferences, privileges and restrictions of up to an aggregate of 750,000,000 shares of Preferred Stock in one or more series and authorize their issuance. The voting powers, designations, preferences, limitations, restrictions and relative, participating, optional and other rights of the Preferred Stock, and the qualifications, limitations or restrictions relating thereto, will be prescribed by resolution of the Board of Directors pursuant to the Articles of Incorporation. The issuance of Preferred Stock could adversely affect the voting power of holders of Common Stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. The issuance of Preferred Stock could also have the effect of delaying, deferring or preventing a change in control of the Company or the removal of existing management. We have no present plan to issue any shares of Preferred Stock.

Our Board of Directors has designated 50,000,000 shares of Preferred Stock as Series A Convertible Preferred Stock and 9,077 shares of Preferred Stock as Series B Convertible Preferred Stock. As of the date of this prospectus, no shares of either series are issued or outstanding.

Reverse Stock Splits

On February 23, 2023, we implemented a 1-for-15 reverse split of our authorized and issued and outstanding Common Stock. On July 1, 2024, we effectuated a 1-for-17 reverse stock split of our issued and outstanding Common Stock. In each case, the par value of the Common Stock remained unchanged. All share and per share amounts in this prospectus give effect to both reverse stock splits.

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Series A Warrants

Our Series A Warrants were listed on the Nasdaq Capital Market under the symbol “EZRAW.” Each Series A Warrant was exercisable for a fractional share of Common Stock at the exercise price and on the terms set forth in the form of Series A Warrant filed with the SEC. The Series A Warrants expired on February 8, 2026. The Series A Warrants were held by third parties and were not issued in, and are not covered by, the registration statement of which this prospectus forms a part.

Common Warrants

The following summary of certain terms and provisions of the Common Warrants issued in the January 2026 Offering is not complete and is subject to, and qualified in its entirety by, the provisions of the form of Common Warrant filed as an exhibit to the registration statement of which this prospectus forms a part.

Duration and Exercise Price. Each Common Warrant is exercisable for one share of Common Stock at an exercise price of $0.27 per share of Common Stock. The Common Warrants are exercisable beginning on the Initial Exercise Date and expire two years from the Initial Exercise Date. The exercise price and the number of shares of Common Stock issuable upon exercise of the Common Warrants are subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our Common Stock.

Issuance; Separate Transferability. The Common Stock (or Pre-Funded Warrants, as applicable) and the Common Warrants comprising the Units and Pre-Funded Units sold in the January 2026 Offering were issued separately and are immediately separable. The Units and Pre-Funded Units were not issued or traded as separate securities, and we have not applied for listing of the Units or Pre-Funded Units on any securities exchange or other trading market.

Exercisability. The Common Warrants are exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of Common Stock purchased upon such exercise (except in the case of a cashless exercise as described below). A holder (together with its affiliates and certain related parties) may not exercise any portion of the Common Warrants to the extent that the holder would beneficially own more than 4.99% of our outstanding shares of Common Stock immediately after giving effect to such exercise, except that a holder may elect to increase such beneficial ownership limitation to up to 9.99%, in each case as set forth in the Common Warrants; provided that any increase in such limitation will not be effective until 61 days after delivery of notice of such increase to us.

Cashless Exercise. If at the time of exercise of the Common Warrants there is no effective registration statement registering, or the prospectus contained therein is not available for, the resale of the shares of Common Stock issuable upon exercise of the Common Warrants, then the Common Warrants will be exercisable on a “cashless exercise” basis, as set forth in the Common Warrants.

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Fundamental Transactions. In the event of any “fundamental transaction,” as described in the Common Warrants and generally including certain mergers or consolidations, sale of all or substantially all of our assets, tender offers or exchange offers, reclassifications of our Common Stock or similar transactions, then upon any subsequent exercise of a Common Warrant, the holder will be entitled to receive, for each share of Common Stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the kind and amount of securities, cash or other property receivable in such fundamental transaction by a holder of one share of Common Stock, as set forth in the Common Warrants.

Transferability. In accordance with its terms and subject to applicable laws, the Common Warrants may be transferred at the option of the holder upon surrender of the Common Warrants to us together with the appropriate instruments of transfer and payment of funds sufficient to pay any transfer taxes (if applicable).

Fractional Shares. No fractional shares of Common Stock will be issued upon the exercise of the Common Warrants. Rather, the number of shares of Common Stock to be issued will be rounded up to the nearest whole share.

Trading Market. There is no established trading market for the Common Warrants and we do not expect a market to develop. We do not intend to apply for a listing for the Common Warrants on any securities exchange or other trading market. Without an active trading market, the liquidity of the Common Warrants will be limited.

Rights as a Stockholder. Except as otherwise provided in the Common Warrants or by virtue of the holder’s ownership of shares of our Common Stock, holders of the Common Warrants do not have the rights or privileges of holders of our Common Stock, including any voting rights, until such holders exercise their Common Warrants and receive shares of Common Stock. The Common Warrants provide the holders with the right to participate in distributions or dividends paid on our Common Stock as set forth therein.

Pre-Funded Warrants

Each Pre-Funded Warrant is exercisable for one share of Common Stock at an exercise price of $0.001 per share. The Pre-Funded Warrants were immediately exercisable upon issuance and may be exercised at any time until exercised in full, provided that a registration statement is effective (or an exemption from registration is available) for the issuance of the shares of Common Stock underlying the Pre-Funded Warrants. The exercise price and number of shares of Common Stock issuable upon exercise are subject to adjustment for stock dividends, stock splits, reorganizations or similar events affecting our Common Stock.

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Each Pre-Funded Warrant may be exercised, in cash or by a cashless exercise at the election of the holder, in whole or in part, by delivering to us a completed notice of exercise and complying with the requirements for exercise set forth in the Pre-Funded Warrant. In the event of a cashless exercise, the holder will receive the net number of shares of Common Stock determined in accordance with the formula set forth in the Pre-Funded Warrant. No fractional shares of Common Stock will be issued upon exercise. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share, as provided in the Pre-Funded Warrant.

A holder may not exercise any portion of a Pre-Funded Warrant to the extent that, after giving effect to such exercise, the holder (together with its affiliates and attribution parties, as defined in the Pre-Funded Warrant) would beneficially own more than 4.99% of the shares of Common Stock outstanding immediately after giving effect to the exercise, as determined in accordance with the terms of the Pre-Funded Warrant. A holder may increase such percentage up to 9.99% upon notice to us, provided that any such increase will not be effective until 61 days after such notice (and only for the holder providing such notice).

Subject to applicable law, a Pre-Funded Warrant may be transferred at the option of the holder upon surrender of the Pre-Funded Warrant to us together with the appropriate instruments of transfer. There is no trading market available for the Pre-Funded Warrants on any securities exchange or nationally recognized trading system.

Except as otherwise provided in the Pre-Funded Warrants, holders of the Pre-Funded Warrants do not have the rights or privileges of holders of our Common Stock, including voting rights, until they exercise their Pre-Funded Warrants. Upon the consummation of a fundamental transaction (as described in the Pre-Funded Warrants), holders will be entitled to receive, upon exercise of the Pre-Funded Warrants, the kind and amount of securities, cash or other property that such holders would have received had they exercised the Pre-Funded Warrants immediately prior to such fundamental transaction, without regard to any limitations on exercise contained in the Pre-Funded Warrants. The Pre-Funded Warrants are governed by New York law.

Placement Agent Warrants

We issued Placement Agent Warrants to the placement agent (or its designees) in connection with the January 2026 Offering representing warrant coverage equal to 7% of the number of shares of Common Stock and Pre-Funded Warrants sold in the January 2026 Offering. The Placement Agent Warrants have an exercise price of $0.3375 per share (125% of the public offering price per share of Common Stock in the January 2026 Offering) and were immediately exercisable upon issuance. The Placement Agent Warrants expire on the earlier of (i) the two-year anniversary of the Initial Exercise Date and (ii) five years after the commencement of sales of the January 2026 Offering.

The Placement Agent Warrants are exercisable by delivery of a duly executed notice of exercise and payment of the exercise price in cash and/or, if applicable, by cashless exercise in accordance with the formula set forth in the Placement Agent Warrants. No fractional shares will be issued upon exercise; in lieu of fractional shares, we will pay cash or round up as provided in the Placement Agent Warrants.

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A holder may not exercise any portion of a Placement Agent Warrant to the extent that, after giving effect to such exercise, the holder (together with its affiliates and attribution parties, as defined in the Placement Agent Warrant) would beneficially own more than 4.99% of the shares of Common Stock outstanding immediately after giving effect to the exercise. A holder may increase such percentage up to 9.99% upon notice to us, provided that any such increase will not be effective until 61 days after such notice. Subject to applicable law and the terms of the Placement Agent Warrants, the Placement Agent Warrants may be transferred.

There is no trading market available for the Placement Agent Warrants on any securities exchange or nationally recognized trading system. Holders of the Placement Agent Warrants do not have the rights or privileges of holders of our Common Stock, including voting rights, until they exercise their Placement Agent Warrants, except as otherwise provided in the Placement Agent Warrants. In the event of a fundamental transaction (as described in the Placement Agent Warrants), holders will be entitled to receive upon exercise the kind and amount of securities, cash or other property that the holders would have received had they exercised the Placement Agent Warrants immediately prior to such fundamental transaction. The Placement Agent Warrants are governed by New York law.

Equity Incentive Plans

Since 2019, the Company has adopted the Reliance Global Group, Inc. 2019 Equity Incentive Plan, 2023 Equity Incentive Plan, 2024 Equity Incentive Plan, 2024 Omnibus Incentive Plan and 2025 Equity Incentive Plan (collectively, the “Plans”). The Plans are designed to provide a means through which the Company and its subsidiaries may attract and retain key personnel and to provide a means through which directors, officers, employees, consultants and advisors can acquire and maintain an equity interest in the Company, or be paid incentive compensation. The Plans provide for various stock-based incentive awards, including incentive and non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units and other equity-based or cash-based awards. The Plans are administered by the Compensation Committee of the Board of Directors. The Plans each terminate 10 years after each became effective, unless terminated earlier by the Board of Directors.

Effects of Authorized but Unissued Stock

We have shares of Common Stock and Preferred Stock available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of the Nasdaq Capital Market. We may utilize these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, to facilitate corporate acquisitions, or for payment as a dividend on our capital stock. The existence of unissued and unreserved Common Stock and Preferred Stock may enable our Board of Directors to issue shares to persons friendly to current management or to issue Preferred Stock with terms that could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a controlling interest in our Company by means of a merger, tender offer, proxy contest or otherwise. In addition, if we issue Preferred Stock, the issuance could adversely affect the voting power of holders of Common Stock and the likelihood that such holders will receive dividend payments and payments upon liquidation.

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Florida Law and Certain Charter and Bylaw Provisions

Florida Anti-Takeover Law. As a Florida corporation, we are subject to certain anti-takeover provisions that apply to public corporations under Florida law.

Under Section 607.0901 of the FBCA, a publicly held Florida corporation may not engage in a broad range of business combinations or other extraordinary corporate transactions with an interested shareholder without the approval of the holders of two-thirds of the voting shares of the corporation (excluding shares held by the interested shareholder), unless:

●	the transaction is approved by a majority of disinterested directors before the shareholder becomes an interested shareholder;
●	the interested shareholder has owned at least 80% of the corporation’s outstanding voting shares for at least five years preceding the announcement date of any such business combination;
●	the interested shareholder is the beneficial owner of at least 90% of the outstanding voting shares of the corporation, exclusive of shares acquired directly from the corporation in a transaction not approved by a majority of the disinterested directors; or
●	the consideration paid to the holders of the corporation’s voting stock is at least equal to certain fair price criteria.

An “interested shareholder” is defined as a person who, together with affiliates and associates, beneficially owns more than 10% of a corporation’s outstanding voting shares. We have not made an election in our Articles of Incorporation to opt out of Section 607.0901.

In addition, we are subject to Section 607.0902 of the FBCA, which prohibits the voting of shares in a publicly held Florida corporation that are acquired in a control share acquisition unless (i) the Board of Directors approved such acquisition prior to its consummation or (ii) after such acquisition, in lieu of prior approval by the Board of Directors, the holders of a majority of the corporation’s voting shares, exclusive of shares owned by officers of the corporation, employee directors or the acquiring party, approve the granting of voting rights as to the shares acquired in the control share acquisition. A “control share acquisition” is defined as an acquisition that immediately thereafter entitles the acquiring party to 20% or more of the total voting power in an election of directors.

Articles of Incorporation and Bylaws. Our Articles of Incorporation and Bylaws contain provisions that could have the effect of discouraging potential acquisition proposals or tender offers or delaying or preventing a change of control of our Company. These provisions include the following:

●	special meetings of stockholders may be called by the Board of Directors, or upon the written request of stockholders of record owning at least 10% of all stockholders entitled to vote; and
●	the Bylaws do not provide for cumulative voting in the election of directors. Under cumulative voting, a minority stockholder holding a sufficient number of shares may be able to ensure the election of one or more directors. The absence of cumulative voting may have the effect of limiting the ability of minority stockholders to effect changes in the Board of Directors.

In addition, under the Bylaws as in effect following the March 11, 2026 Amended and Restated Bylaws, the date, time and place of the annual meeting of stockholders may be determined by the Board of Directors, rather than being set by a fixed date in the Bylaws.

Listing

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “EZRA” (having changed from “RELI” effective January 26, 2026). We have not applied, and do not intend to apply, for the listing of the Common Warrants, Pre-Funded Warrants, Placement Agent Warrants, Units or Pre-Funded Units on any national securities exchange or other trading market.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock and warrants is VStock Transfer, LLC. The address of the transfer agent and registrar is 18 Lafayette Place, Woodmere, New York 11598 and its telephone number is (212) 828-8436.

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LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon by Zarif Law Group P.C., Asbury Park, New Jersey.

EXPERTS

The consolidated financial statements of Reliance Global Group, Inc. as of and for the years ended December 31, 2025 and December 31, 2024, incorporated by reference into this prospectus from our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, have been audited by Urish Popeck & Co., LLC, independent registered public accounting firm, as set forth in its report thereon incorporated herein by reference. Such financial statements have been incorporated herein in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. You also may access our SEC filings free of charge at our website at www.relianceglobalgroup.com. The information contained on, or that can be accessed through, our website is not a part of, and is not incorporated by reference into, this prospectus.

This prospectus is part of a registration statement that we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. The registration statement, its exhibits and the documents incorporated by reference into this prospectus and their exhibits all contain information that is material to the offering of the securities hereby. Whenever a reference is made in this prospectus to any of our contracts or other documents, the reference may not be complete. You should refer to the exhibits that are a part of the registration statement in order to review a copy of the contract or document. The full registration statement and exhibits may be obtained from the SEC or us, as provided herein. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information.

We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below (except in each case the information contained in such document to the extent “furnished” and not “filed”) that we have filed with the SEC:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 10, 2026, as amended by Amendment No. 1 on Form 10-K/A filed with the SEC on March 26, 2026;

●	Our Proxy Statement on Schedule 14A filed with the SEC on March 12, 2026, and our Definitive Proxy Statement on Schedule 14A for our 2026 Annual Meeting of Stockholders filed with the SEC on March 23, 2026;

●	Our Current Reports on Form 8-K filed with the SEC on January 21, 2026, February 3, 2026, February 9, 2026, February 10, 2026, February 25, 2026, March 2, 2026, March 17, 2026 and March 27, 2026 (in each case excluding any information furnished in such reports under Item 2.02, Item 7.01 or Item 9.01); and

In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering (excluding any information furnished rather than filed), shall be deemed to be incorporated by reference into this prospectus.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes hereof to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

Reliance Global Group, Inc.

300 Blvd. of the Americas, Suite 105

Lakewood, NJ 08701

(732) 380-4600

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus.

The documents incorporated by reference may be accessed at our website: www.relianceglobalgroup.com.

19

Reliance Global Group, Inc.

7,219,259 Shares of Common Stock

188,149 Pre-Funded Warrants

14,814,816 Common Stock Purchase Warrants

518,519 Placement Agent Warrants

Up to 15,521,484 Shares of Common Stock Issuable Upon Exercise of the Foregoing Warrants

PROSPECTUS

April [__], 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses payable by the registrant in connection with the offering of the securities being registered. All of the amounts shown are estimates, except for the SEC registration fee and the FINRA filing fee, which were paid at the time of the initial filing of the Registration Statement.

SEC registration fee	$2,558.30
FINRA filing fee	$3,278.75
Accounting fees and expenses	$20,000
Legal fees and expenses	$25,000
Miscellaneous expenses	$—
Total	$50,837.05

Item 14. Indemnification of Directors and Officers

The Florida Business Corporation Act (the “FBCA”) provides that a corporation may indemnify a director or officer against liability if the director or officer acted in good faith, the director or officer acted in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and in the case of any criminal proceeding, the director or officer had no reasonable cause to believe his or her conduct was unlawful. A corporation may not indemnify a director or an officer except for expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, where such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation.

The FBCA provides that a corporation must indemnify a director or officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the individual was a party because he or she is or was a director or officer of the corporation against expenses incurred by the individual in connection with the proceeding.

A corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse expenses incurred in connection with the proceeding by a director or an officer if the director or officer delivers to the corporation a signed written undertaking of the director or officer to repay any funds advanced if such director or officer is not entitled to indemnification.

Our articles of incorporation, as amended, and bylaws provide that we have the power to indemnify our directors, officers, employees and agents to the full extent permitted by the FBCA if in the judgment of the entire board of directors (excluding from such majority any director under consideration for indemnification), the criteria set forth in Sec. 607.0851(1) or (2) of the FBCA have been met.

These indemnification provisions may be sufficiently broad to permit indemnification of our officers, directors and other corporate agents for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

We have the power to purchase and maintain insurance on behalf of any person who is or was one of our directors or officers, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other business against any liability asserted against the person or incurred by the person in any of these capacities, or arising out of the person’s fulfilling one of these capacities, and related expenses, whether or not we would have the power to indemnify the person against the claim under the provisions of the FBCA.

If the FBCA is amended to expand further the indemnification permitted to indemnitees, then we shall indemnify such persons to the fullest extent permitted by the FBCA, as so amended.

II-1

Item 15. Recent Sales of Unregistered Securities

In the three years preceding the filing of this registration statement, we have issued the following securities that were not registered under the Securities Act. No underwriters were involved in the sales and the certificates representing the securities sold and issued contain legends restricting transfer of the securities without registration under the Securities Act or an applicable exemption from registration.

Date of Transaction	Transaction Type (all under Section 4(a)(2) of the Securities Act of 1933 unless otherwise noted)	Number of Securities Issued (1)	Class of Securities	Value ($/per share) at Issuance	Issued at a Discount to Market?	Individual/Entity	Reason for Issuance	Restricted or Unrestricted	Exemption Type
01/05/2023	New	5,457	Common	127.50	Yes	Altruis Benefits Consulting, Inc.	Acquisition	Unrestricted	4(a)(2)
1/17/2023	New	976	Common	150.45	Yes	Joshua Paul Kushnereit	Acquisition	Unrestricted	4(a)(2)
2/13/2023	New	3,926	Common	164.29	No	YES Americana Group, LLC	Conversion	Unrestricted	3(a)(9)
3/16/2023	New	9,120	Common (2)	64.60	No	Armistice Capital Master Fund, Ltd.	Private placement financing	Restricted	4(a)(2)
3/16/2023	New	52,800	Prefunded Warrants to purchase common stock	N/A (2)	No	Armistice Capital Master Fund, Ltd.	Private placement financing	Restricted	4(a)(2)
3/16/2023	New	123,839	Warrants to purchase Common Stock	N/A (2)	No	Armistice Capital Master Fund, Ltd.	Private placement financing	Restricted	4(a)(2)
3/16/2023	New	3,096	Placement Agent Warrants to purchase Common Stock	N/A (2)	No	EF Hutton, division of Benchmark Investments, LLC	Placement agent compensation for private placement	Restricted	4(a)(2)
4/03/2023	New	3,824	Common	44.71	No	New To The Street	Services	Unrestricted	4(a)(2)
5/18/2023	New	10,361	Common	69.19	No	Jonathan Fortman	Acquisition	Unrestricted	4(a)(2)
5/18/2023	New	10,361	Common	69.19	No	Zachary Fortman	Acquisition	Unrestricted	4(a)(2)
6/06/2023	New	1,763	Common	74.97	No	Maxim Partners LLC	Services	Unrestricted	4(a)(2)
06/20/2023	New	26	Common	76.50	No	Chad Champion	Services	Unrestricted	4(a)(2)
06/20/2023	New	776	Common	76.50	No	Sandstone Group Corp.	Services	Unrestricted	4(a)(2)

II-2

Date of Transaction	Transaction Type (all under Section 4(a)(2) of the Securities Act of 1933 unless otherwise noted)	Number of Securities Issued (1)	Class of Securities	Value ($/per share) at Issuance	Issued at a Discount to Market?	Individual/Entity	Reason for Issuance	Restricted or Unrestricted	Exemption Type
06/20/2023	New	233	Common	76.50	No	Newbridge Securities Corporation	Services	Unrestricted	4(a)(2)
7/7/2023	New	24	Common	42.50	Yes	Bitbean LLC	Services	Unrestricted	4(a)(2)
7/14/2023	New	4,310	Common	42.50	Yes	Hudson Bay Master Fund Ltd.	Exercise of Series B warrants	Unrestricted	3(a)(9)
10/11/2023	New	10,271	Common	41.14	No	Julie A. Blockey	Acquisition Earn-Out payment	Unrestricted	4(a)(2)
12/06/2023	New	3,824	Common	27.88	No	New to the Street Group, LLC	Services	Unrestricted	4(a)(2)
12/08/2023	New	4,681	Common	20.57	No	Outside the Box Capital Inc.	Services	Unrestricted	4(a)(2)
12/12/2023	New	247,678	Series G Warrants	See footnote (3)	No	Armistice Capital Master Fund, Ltd.	Inducement to exercise Series F Warrants	Restricted	4(a)(2)
12/15/2023	New	17,647	Common	See footnote (4)	See footnote (4)	Hudson Bay Master Fund Ltd.	Inducement to exchange Series B Warrants	Restricted	3(a)(9)
4/25/2024	New	30,029	Common	5.91	No	Julie A. Blockey	Acquisition Earn-Out payment	Unrestricted	4(a)(2)
5/21/2024	New	17,824	Common	5.61	No	Outside the Box Capital Inc.	Services	Unrestricted	4(a)(2)
6/20/2024	New	39,569	Common	3.96	No	Armistice Capital Master Fund, Ltd.	In Exchange for Series B Common Stock Purchase Warrant	Unrestricted	4(a)(2)
6/21/2024	New	192,236	Common	3.96	No	Armistice Capital Master Fund, Ltd.	In Exchange for Series G Common Stock Purchase Warrant	Unrestricted	4(a)(2)
10/9/2024	New	6,667	Common	2.25	No	Simon Jacobson	Services	Restricted	4(a)(2)

II-3

Date of Transaction	Transaction Type (all under Section 4(a)(2) of the Securities Act of 1933 unless otherwise noted)	Number of Securities Issued (1)	Class of Securities	Value ($/per share) at Issuance	Issued at a Discount to Market?	Individual/Entity	Reason for Issuance	Restricted or Unrestricted	Exemption Type
10/29/2024	New	70,032	Common	2.35	No	Jonathan Spetner	Amendment to Stock Exchange Agreement	Unrestricted	4(a)(2)
10/29/2024	New	70,032	Common	2.35	No	Agudath Israel of America	Amendment to Stock Exchange Agreement	Unrestricted	4(a)(2)
11/20/2024	New	72,464	Common	1.38	No	Outside the Box Capital Inc.	Service	Unrestricted	4(a)(2)
2/20/2025	New	78,500	Common	1.525	No	Jonathan Spetner	Amendment to Stock Exchange Agreement	Unrestricted	4(a)(2)
2/20/2025	New	78,500	Common	1.525	No	Agudath Israel of America	Amendment to Stock Exchange Agreement	Unrestricted	4(a)(2)
3/25/2025	New	105,000	Common	1.35	No	Bitbean LLC	Services	Restricted	4(a)(2)
5/30/2025	New	41,322	Common	1.21	No	Outside the Box Capital, Inc.	Services	Restricted	4(a)(2)
5/30/2025	New	82,645	Common	1.21	No	Tie Out Investments, Inc.	Services	Restricted	4(a)(2)
6/20/2025	New	1,488,096	Prefunded Warrants to purchase common stock	N/A (5)	No	Sabby Volatility Warrant Master Fund, Ltd.	Private placement financing	Restricted	4(a)(2)
6/20/2025	New	2,976,192	Warrants to purchase Common Stock	N/A (5)	No	Sabby Volatility Warrant Master Fund, Ltd.	Private placement financing	Restricted	4(a)(2)
6/20/2025	New	104,167	Placement Agent Warrants to purchase Common Stock	N/A (6)	No	H.C. Wainwright & Co., LLC and/or its designees	Placement agent compensation for private placement	Restricted	4(a)(2)
8/27/2025	New	53,186	Common	0.9401	No	White Lion Capital LLC	ELOC shares sales	Unrestricted	4(a)(2)
9/3/2025	New	110,668	Common	0.9036	No	Tomchei Shabbos D’lakewood	Marketing Service Agreement	Restricted	4(a)(2)
9/15/2025	New	450,000	Common	0.80	No	White Lion Capital LLC	ELOC shares sales	Unrestricted	4(a)(2)
10/29/2025	New	300,000	Common	1.00	No	White Lion Capital LLC	ELOC Commitment Fee Shares	Unrestricted	4(a)(2)

II-4

Date of Transaction	Transaction Type (all under Section 4(a)(2) of the Securities Act of 1933 unless otherwise noted)	Number of Securities Issued (1)	Class of Securities	Value ($/per share) at Issuance	Issued at a Discount to Market?	Individual/Entity	Reason for Issuance	Restricted or Unrestricted	Exemption Type
11/18/2025	New	315,000	Common	0.7462	No	J2 LABS INC	Service Agreement	Restricted	4(a)(2)
11/25/2025	New	69,444	Common	0.72	No	White Lion Capital LLC	ELOC Commitment Fee Shares	Unrestricted	4(a)(2)
11/26/2025	New	50,000	Common	0.612	No	White Lion Capital LLC	ELOC shares sales	Unrestricted	4(a)(2)
11/26/2025	New	50,000	Common	0.602	No	White Lion Capital LLC	ELOC shares sales	Unrestricted	4(a)(2)
11/28/2025	New	100,000	Common	0.590	No	White Lion Capital LLC	ELOC shares sales	Unrestricted	4(a)(2)
12/2/2025	New	50,000	Common	0.623	No	White Lion Capital LLC	ELOC shares sales	Unrestricted	4(a)(2)
12/2/2025	New	50,000	Common	0.601	No	White Lion Capital LLC	ELOC shares sales	Unrestricted	4(a)(2)
12/3/2025	New	48,004	Common	0.597	No	White Lion Capital LLC	ELOC shares sales	Unrestricted	4(a)(2)

(1) Gives effect to a 1:15 reverse stock split effective as of February 23, 2023 and/or a 1:17 reverse stock split effective as of July 1, 2024.

(2) On March 13, 2023, the Company entered into a securities purchase agreement with Armistice Capital Master Fund, Ltd. pursuant to which the Company issued, in a private placement, (i) an aggregate of 9,120 shares of common stock together with accompanying common warrants, (ii) pre-funded warrants exercisable for an aggregate of 52,800 shares of common stock at an exercise price of $0.017 per share together with accompanying common warrants, and (iii) common warrants to purchase up to an aggregate of 123,839 shares of common stock at an exercise price of $60.35 per share, representing 200% of the shares of common stock issued and issuable upon exercise of the pre-funded warrants, at a purchase price of $64.60 per common unit and $64.583 per pre-funded unit. In addition, the Company issued to the placement agent a warrant to purchase up to an aggregate of 3,096 shares of common stock at an exercise price of $66.47 per share. The securities were offered and sold pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act. All share and per share amounts have been adjusted to give effect to the Company’s 1-for-17 reverse stock split effected on July 1, 2024.

(3) Reflects issuance of Series G Warrants pursuant to Series F Inducement Agreement dated December 12, 2023 exercisable at an initial exercise price of $10.71, subsequently reset to $4.42 per share on May 10, 2024.

(4) Reflects issuance of Common Stock in exchange for 17,647 Series B Warrants pursuant to Exchange Offer of Warrants to Purchase Common Stock and Amendment dated December 12, 2023.

(5) On June 18, 2025, the Company entered into a securities purchase agreement with Sabby Volatility Warrant Master Fund, Ltd. pursuant to which the Company issued, in a private placement that closed on or about June 20, 2025, (i) pre-funded warrants to purchase up to 1,488,096 shares of common stock at an exercise price of $0.001 per share and (ii) warrants to purchase up to 2,976,192 shares of common stock at an exercise price of $1.43 per share. The private placement was priced at the market at a combined purchase price of $1.68 per share of common stock and accompanying warrant. The securities were offered and sold pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act. The shares of common stock issuable upon exercise of the pre-funded warrants and warrants were registered for resale pursuant to a registration statement on Form S-1, which was declared effective by the Securities and Exchange Commission on July 3, 2025. See footnote (6) for a description of placement agent warrants issued in connection with the private placement.

(6) In connection with the private placement described in footnote (5), the Company issued to H.C. Wainwright & Co., LLC and/or its designees placement agent warrants to purchase up to an aggregate of 104,167 shares of common stock at an exercise price of $2.10 per share. The placement agent warrants have substantially the same terms as the investor warrants issued in the private placement and were issued pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act. The shares of common stock issuable upon exercise of the placement agent warrants were registered for resale pursuant to the registration statement on Form S-1 described in footnote (5).

II-5

Item 16. Exhibits and Financial Statement Schedules

(a) The exhibits set forth below have been or are being filed herewith and are numbered in accordance with Item 601 of Regulation S-K.

(b) Financial statement schedules have been omitted, as the information required to be set forth therein is included in the consolidated financial statements or notes thereto incorporated by reference into the prospectus forming part of this registration statement.

Exhibit No.	Description
1.1	At The Market Offering Agreement dated as of August 13, 2025 between the Company and H.C. Wainwright & Co., LLC (incorporated by reference to Exhibit 1.1 to the Current Report on Form 8-K filed by the Company on August 14, 2025).
3.1	Articles of Incorporation of Eye on Media Network, Inc. (now, Reliance Global Group, Inc.) as amended through October 19, 2018 (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 filed with the SEC on October 8, 2020 (File No. 333-249381)).
3.2	Bylaws of Eye on Media Network, Inc. (now, Reliance Global Group, Inc.) (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1 filed with the SEC on October 8, 2020 (File No. 333-249381)).
3.3	Articles of Amendment to the Articles of Incorporation of Reliance Global Group, Inc. dated February 3, 2021 (incorporated herein by reference to Exhibit 3.9 to Amendment No. 4 to the Registration Statement on Form S-1 filed with the SEC on February 5, 2021 (File No. 333-249381)).
3.4	Articles of Amendment to the Articles of Incorporation of Reliance Global Group, Inc. dated December 23, 2021 (incorporated herein by reference to Exhibit 3.1 to Current Report on Form 8-K filed with the SEC on January 6, 2022 (File No. 001-40020)).
3.5	Articles of Amendment to the Articles of Incorporation of Reliance Global Group, Inc. dated February 16, 2023 (incorporated herein by reference to Exhibit 3.1 to Current Report on Form 8-K filed with the SEC on February 22, 2023 (File No. 001-40020)).
3.6	Medigap Healthcare Insurance Agency LLC Formation and Assignment Documents (incorporated herein by reference to Exhibit 3.11 to the Company’s Annual Report on Form 10-K filed with the SEC on March 31, 2022 (File No. 001-40020)).
3.7	Articles of Amendment to the Articles of Incorporation of Reliance Global Group, Inc. dated November 27, 2023 (incorporated herein by reference to Exhibit 3.1 to Current Report on Form 8-K filed with the SEC on November 30, 2023 (File No. 001-40020)).
3.8	Certificate of Amendment to the registrant’s Amended and Restated Articles of Incorporation, as amended, dated June 26, 2024 (incorporated herein by reference to Exhibit 3.1 to Current Report on Form 8-K filed with the SEC on June 26, 2024 (File No. 001-40020)).
3.9	Amendment No. 1 to Bylaws (incorporated herein by reference to Exhibit 3.1 to Current Report on Form 8-K filed with the SEC on February 6, 2025).
3.10	Articles of Amendment to Articles of Incorporation, as Amended, effective February 7, 2025 (incorporated herein by reference to Exhibit 3.1 to Current Report on Form 8-K filed with the SEC on February 13, 2025).
3.11	Articles of Restatement to the Articles of Incorporation, dated as of March 11, 2026 (incorporated herein by reference to Exhibit 3.2 to Current Report on Form 8-K filed with the SEC on March 17, 2026).

II-6

Exhibit No.	Description
3.12	Amended and Restated Bylaws, dated as of March 11, 2026 (incorporated herein by reference to Exhibit 3.1 to Current Report on Form 8-K filed with the SEC on March 17, 2026).
4.1	Form of Series C Warrant (incorporated herein by reference to Exhibit 4.1 to Current Report on Form 8-K filed with the SEC on March 24, 2022 (File No. 001-40020)).
4.2	Form of Series D Warrant (incorporated herein by reference to Exhibit 4.2 to Current Report on Form 8-K filed with the SEC on March 24, 2022 (File No. 001-40020)).
4.3	Series G Common Stock Purchase Warrant dated as of December 12, 2023, by and between Reliance Global Group, Inc. and Armistice Capital Master Fund Ltd. (incorporated herein by reference to Exhibit 4.1 to Current Report on Form 8-K filed with the SEC on December 13, 2023).
4.4	Form of Senior Indenture (incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-3 (File No. 333-275190) filed on October 27, 2023).
4.5	Form of Subordinated Indenture (incorporated by reference to Exhibit 4.5 to the Company’s Registration Statement on Form S-3 (File No. 333-275190) filed on October 27, 2023).
4.6	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed on June 23, 2025).
4.7	Form of Warrant (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K filed on June 23, 2025).
4.8	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.3 to the Current Report on Form 8-K filed on June 23, 2025).
4.9	Form of Common Warrant (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed on February 3, 2026).
4.10	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K filed on February 3, 2026).
4.11	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.3 to the Current Report on Form 8-K filed on February 3, 2026).
5.1*	Opinion of Zarif Law Group P.C. as to the validity of the securities being registered.
10.1	Securities Purchase Agreement between Reliance Global Group, Inc. and Nsure, Inc. dated February 19, 2020 (incorporated herein by reference to Exhibit 10.2 to the Company’s Registration Statement on Form S-1 filed with the SEC on October 8, 2020 (File No. 333-249381)).
10.2	Irrevocable Assignment & Acquisition Agreement between Reliance Global Holdings, LLC and Ezra Beyman effective as of June 3, 2020 (incorporated by reference to Exhibit 10.3 to the Company’s Registration Statement on Form S-1 filed with the SEC on October 8, 2020 (File No. 333-249381)).
10.3	Lease between Coverage Consultants Unlimited, Inc. and Commercial Coverage Solutions, LLC dated August 17, 2020 (incorporated by reference to Exhibit 10.4 to the Company’s Registration Statement on Form S-1 (Amendment No. 3) filed with the SEC on January 28, 2021 (File No. 333-249381)).
10.4	Master Credit Agreement between Southwestern Montana Insurance Center, LLC and Oak Street Funding LLC dated April 3, 2019 (incorporated by reference to Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (Amendment No. 1) filed with the SEC on December 4, 2020 (File No. 333-249381)).

II-7

Exhibit No.	Description
10.5†	Reliance Global Group Inc. 2019 Equity Incentive Plan (incorporated by reference to Exhibit 10.5 to the Company’s Registration Statement on Form S-1 (Amendment No. 3) filed with the SEC on January 28, 2021 (File No. 333-249381)).
10.6	Amendment No. 1 to Securities Purchase Agreement between Nsure Inc. and Reliance Global Group, Inc. dated October 8, 2020 (incorporated by reference to Exhibit 10.6 to the Company’s Registration Statement on Form S-1 (Amendment No. 3) filed with the SEC on January 28, 2021 (File No. 333-249381)).
10.7	Form of Warrant Agent Agreement between Reliance Global Group, Inc. and VStock Transfer, LLC (incorporated by reference to Exhibit 10.7 to the Company’s Registration Statement on Form S-1 (Amendment No. 3) filed with the SEC on January 28, 2021 (File No. 333-249381)).
10.8	Purchase Agreement among Kush Benefit Solutions, LLC, J.P. Kush and Associates, Inc. and Joshua Kushnereit dated May 12, 2021 (incorporated herein by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 13, 2021 (File No. 001-40020)).
10.9	Form of Securities Purchase Agreement among Reliance Global Group, Inc. and the investors identified on the signature pages thereto dated as of December 22, 2021 (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 23, 2021 (File No. 001-40020)).
10.10	Form of Registration Rights Agreement 2021 (incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on December 23, 2021 (File No. 001-40020)).
10.11	Form of Series B Warrant (incorporated herein by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on December 23, 2021 (File No. 001-40020)).
10.12	Form of Certificate of Designation for Series B Convertible Preferred Stock (incorporated herein by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the SEC on December 23, 2021 (File No. 001-40020)).
10.13	Asset Purchase Agreement between Reliance Global Group, Inc. and Medigap Healthcare Insurance Company, LLC and the sole member thereof entered into as of December 21, 2021 (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on January 14, 2022 (File No. 001-40020)).
10.14	Form of Investor Exchange Agreement between Reliance Global Group, Inc. and the parties signatory to the agreement dated as of March 23, 2022 (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 24, 2022 (File No. 001-40020)).
10.15	Form of Medigap Exchange Agreement between Reliance Global Group, Inc. and the parties signatory to the agreement dated as of March 23, 2022 (incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on March 24, 2022 (File No. 001-40020)).
10.16	Asset Purchase Agreement between RELI Exchange, LLC and Barra & Associates, LLC dated April 26, 2022 (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on May 2, 2022 (File No. 001-40020)).
10.17	Security Agreement between Medigap Healthcare Insurance Agency, LLC and Oak Street Funding LLC dated April 26, 2022 (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on May 2, 2022 (File No. 001-40020)).

II-8

Exhibit No.	Description
10.18†	Employment Agreement between Reliance Global Group, Inc. and Grant Barra dated April 26, 2022 (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed with the SEC on May 2, 2022 (File No. 001-40020)).
10.19	Promissory Note issued by Reliance Global Group, Inc. to YES Americana Group LLC on September 13, 2022 (incorporated herein by reference to Exhibit 4.1 to Quarterly Report on Form 10-Q filed with the SEC on November 14, 2022 (File No. 001-40020)).
10.20	Amendment No. 1 to the Promissory Note between Reliance Global Group, Inc. and YES Americana Group, LLC, dated as of February 7, 2023 (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 13, 2023 (File No. 001-40020)).
10.21†	Promotion Letter by and between Reliance Global Group, Inc. and Joel Markovits dated as of December 28, 2022 (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on January 4, 2023 (File No. 001-40020)).
10.22	Securities Purchase Agreement, dated March 13, 2023, between Reliance Global Group, Inc. and Investor (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 14, 2023 (File No. 001-40020)).
10.23	Form of Warrant (incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on March 14, 2023 (File No. 001-40020)).
10.24	Form of Pre-Funded Warrant (incorporated herein by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on March 14, 2023 (File No. 001-40020)).
10.25	Form of Placement Agent Warrant (incorporated herein by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the SEC on March 14, 2023 (File No. 001-40020)).
10.26	Form of Registration Rights Agreement (incorporated herein by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed with the SEC on March 14, 2023 (File No. 001-40020)).
10.27	Second Amendment to the Purchase Agreement, dated as of May 18, 2023, by and between Reliance Global Group, Inc., Fortman Insurance Services, LLC, Fortman Insurance Agency, LLC, Jonathan Fortman, and Zachary Fortman (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 24, 2023).
10.28	Confidential Settlement and Mutual General Release Agreement, dated as of June 30, 2023, by and among the registrant, Medigap Healthcare Insurance Agency, LLC, Pagidem, LLC f/k/a Medigap Healthcare Insurance Company, LLC, Joseph J. Bilotti, III, Kyle Perrin, Zachary Lewis, T65 Health Insurance Solutions, Inc. f/k/a T65 Health Solutions, Inc., and Seniors First Life, LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 7, 2023).
10.30†	Reliance Global Group Inc. 2023 Equity Incentive Plan (incorporated by reference to Appendix I to the Company’s Definitive Proxy Statement filed with the SEC on October 4, 2023 (File No. 001-40020)).
10.31	Inducement Offer to Extend Existing Warrants, dated as of December 12, 2023, by and between Reliance Global Group, Inc. and Armistice Capital Master Fund Ltd. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on December 13, 2023).
10.32	Inducement Offer to Exercise Series F Warrants to Subscribe for Common Shares, dated as of December 12, 2023, by and between Reliance Global Group, Inc. and Armistice Capital Master Fund Ltd. (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on December 13, 2023).

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Exhibit No.	Description
10.33	Exchange Offer of Warrants to Purchase Common Stock and Amendment, dated as of December 12, 2023, by and between Reliance Global Group, Inc. and Hudson Bay Master Fund Ltd. (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on December 13, 2023).
10.34	Third Amendment to the Purchase Agreement, dated as of January 11, 2024, by and between Reliance Global Group, Inc., Fortman Insurance Services, LLC, Fortman Insurance Agency, LLC, Jonathan Fortman, and Zachary Fortman (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on January 11, 2024).
10.35†	Executive Employment Agreement, dated January 25, 2024, between the Company and Ezra Beyman (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on January 31, 2024).
10.36	At Market Issuance Sales Agreement, dated February 15, 2024, by and between the registrant and EF Hutton LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on February 16, 2024).
10.37	Amended and Restated Stock Exchange Agreement by and among Reliance Global Group, Inc., Jonathan S. Spetner, Agudath Israel of America, and Spetner Associates, Inc., dated as of September 6, 2024 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on September 9, 2024).
10.38	Amendment No. 1 to Amended and Restated Stock Exchange Agreement by and among Reliance Global Group, Inc., Spetner Associates, Inc., Jonathan Spetner, and Agudath Israel of America, dated as of October 29, 2024 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on November 4, 2024).
10.39	Reliance Global Group, Inc. 2024 Omnibus Incentive Plan (incorporated by reference to Exhibit 99.1 to the Company’s Registration Statement on Form S-8 (File No. 333-284386) filed on January 21, 2025).
10.40	Amendment No. 2 to Amended and Restated Stock Exchange Agreement by and among Reliance Global Group, Inc., Spetner Associates, Inc., Jonathan Spetner, and Agudath Israel of America, dated as of February 20, 2025 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on February 26, 2025).
10.41	Reliance Global Group, Inc. 2025 Equity Incentive Plan (incorporated by reference to Appendix I to the Definitive Proxy Statement on Schedule 14A filed on April 15, 2025).
10.42	Revolving Credit Facility Agreement, dated as of March 5, 2025, by and among the registrant and YES Americana Group, LLC (incorporated by reference to Exhibit 10.41 to the registrant’s Annual Report on Form 10-K filed with the SEC on March 7, 2025).
10.43	Revolving Note issued by the registrant in favor of YES Americana Group, LLC on March 5, 2025 (incorporated by reference to Exhibit 10.42 to the registrant’s Annual Report on Form 10-K filed with the SEC on March 7, 2025).
10.44	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on June 23, 2025).
10.45	Form of Registration Rights Agreement (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed on June 23, 2025).
10.46	Amendment No. 1 to the Revolving Credit Facility Agreement, dated June 24, 2025, by and among Reliance Global Group, Inc. and YES Americana Group, LLC (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on June 24, 2025).

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Exhibit No.	Description
10.47	Amendment No. 1 to the Revolving Note issued by Reliance Global Group, Inc. in favor of YES Americana Group, LLC on June 24, 2025 (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed by the Company on June 24, 2025).
10.48	Asset Purchase Agreement, between the Company, Fortman Insurance Services, LLC and Fortman Insurance Agency, LLC, dated July 7, 2025 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on July 11, 2025).
10.49	Common Stock Purchase Agreement between the Company and White Lion Capital, LLC, dated August 26, 2025 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on August 27, 2025).
10.50	Registration Rights Agreement between the Company and White Lion Capital, LLC, dated August 26, 2025 (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed by the Company on August 27, 2025).
10.51	Interim Crypto Purchase Agreement, entered into between the Company and Moshe Fishman, dated September 16, 2025 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on September 19, 2025).
10.52	Amendment No. 1 to the Common Stock Purchase Agreement between the Company and White Lion Capital, LLC, effective November 5, 2025 (incorporated by reference to Exhibit 10.7 to the Quarterly Report on Form 10-Q filed with the SEC on November 6, 2025).
10.53	Advisory Agreement, between the Company and Convergence Strategy Partners, LLC, dated November 18, 2025 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on November 21, 2025).
10.54	Asset Purchase Agreement, between the Company, Employee Benefits Solutions, LLC, and US Benefits Alliance, LLC, dated December 23, 2025 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on December 30, 2025).
10.55	Promissory Note, entered into between the Company and Enquantum Ltd., dated January 15, 2026 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on January 21, 2026).
10.56	Form of Securities Purchase Agreement, dated January 27, 2026 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on February 3, 2026).
10.57	Share Purchase Agreement, dated February 5, 2026, between Reliance Global Group, Inc. and Enquantum Ltd. (incorporated herein by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on February 24, 2026).
10.58	Amendment No. 2 to Common Stock Purchase Agreement, dated March 12, 2026, by and between Reliance Global Group, Inc. and White Lion Capital, LLC (incorporated herein by reference to Exhibit 10.3 to the Current Report on Form 8-K filed on March 17, 2026).
10.59	Full and Final Release and Settlement Agreement, dated March 13, 2026, by and among Reliance Global Group, Inc., Reliance Global Holdings, LLC, Ezra S. Beyman, Debbie Beyman, Eli Rubin and 9352-9113 Quebec Inc. d/b/a Excellent Photo (incorporated herein by reference to Exhibit 10.4 to the Current Report on Form 8-K filed on March 17, 2026).
10.60	Full and Final Release and Settlement Agreement, dated March 11, 2026, by and among Reliance Global Group, Inc., Reliance Global Holdings, LLC, Ezra S. Beyman, Debbie Beyman, Eliezer Kreindler and Lazar’s Group, Inc. (incorporated herein by reference to Exhibit 10.5 to the Current Report on Form 8-K filed on March 17, 2026).
21.1	List of subsidiaries (incorporated by reference to Exhibit 21.1 to the Annual Report on Form 10-K filed on March 10, 2026).
23.1*	Consent of Urish Popeck & Co., LLC.
23.2*	Consent of Zarif Law Group P.C. (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature page hereto).
97.1†	Compensation Recovery Policy of Reliance Global Group, Inc., dated November 13, 2023 (incorporated by reference to Exhibit 97.1 to the Annual Report on Form 10-K/A filed on March 26, 2026).
101.INS	Inline XBRL Instance Document.
101.SCH	Inline XBRL Taxonomy Extension Schema Document.
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document.
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document.
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
107**	Filing Fee Table.

* Filed herewith.

** Previously Filed

† Management contract or compensatory plan or arrangement.

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Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that subparagraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration, by means of a post-effective amendment, any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or in a document incorporated or deemed to be incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or in any such document immediately prior to such date of first use.

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(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting or placement method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(7)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(8)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(9)	For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lakewood, State of New Jersey, on April 23, 2026.

RELIANCE GLOBAL GROUP, INC.

By:	/s/ Ezra Beyman
Ezra Beyman
Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Ezra Beyman	Chief Executive Officer, Executive Chairman and Director	April 23, 2026
Ezra Beyman	(Principal Executive Officer)

/s/ Joel Markovits	Chief Financial Officer	April 23, 2026
Joel Markovits	(Principal Financial and Accounting Officer)

*	Director	April 23, 2026
Alex Blumenfrucht

*	Director	April 23, 2026
Sheldon Brickman

*	Director	April 23, 2026
Ben Fruchtzweig

*	Director	April 23, 2026
Scott Korman

By:	/s/ Ezra Beyman
Ezra Beyman
Attorney-in-fact*

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